UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2007 (November 15, 2007)

BlastGard International, Inc.
(Exact name of registrant as specified in charter)

Colorado	333-47294	84-1506325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2451 McMullen Booth Road, Suite 207, Clearwater, Florida 33759-1362
(Address of principal executive offices)

(727) 592-9400
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.

UNREGISTERED SALES OF EQUITY SECURITIES.

On November 16, 2007, $195,000 of BlastGard’s Debentures due June 22, 2008 were converted by certain non-affiliated persons into 650,000 of our common stock based upon a conversion price of $.30 per share.

ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On November 15, 2007, Arnold I. Burns resigned as a member of BlastGard’s Board of Directors due to health issues. Mr. Burn’s resignation becomes effective November 30, 2007.

ITEM 7.01.

REGULATION FD DISCLOSURE.

On November 27, 2007, the Company issued a press release to announce the resignation of Arnold I. Burns as a director as described above under Item 5.02 and the conversion of debt as described in item 3.02.  A copy of the press release is attached as an exhibit hereto.

ITEM 9.01.

FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit

Description

99.1

Press release dated November 27, 2007. (Filed herewith.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLASTGARD INTERNATIONAL, INC.

Date: November 27, 2007	By:	/s/ Andrew McKinnon
Andrew McKinnon
Chief Executive Officer